Exhibit 99.1

Media Contact	August 13, 2012
Casey Lassiter, 205-970-6176
Investor Relations Contact
Mary Ann Arico, 205-969-6175
maryann.arico@healthsouth.com

HEALTHSOUTH AMENDS SENIOR CREDIT FACILITY
- Increases Revolving Credit Facility
- Eliminates Term Loan
- Lowers Interest Rate Spread
- Extends Tenure

BIRMINGHAM, Ala. — HealthSouth Corporation (NYSE:HLS) today announced it has amended the credit agreement governing its senior secured credit facility. The amendment increases the size of its revolver from $500 million to $600 million, eliminates the former $100 million term loan ($95 million outstanding), extends the revolver maturity to August 2017, and lowers the interest rate spread by 50 basis points to an initial rate of LIBOR plus 1.75 percent.

“The strength and consistency of our financial performance and the reduced debt level led to an upgrade in our credit ratings in the second quarter of this year,” said Doug Coltharp, Executive Vice President and Chief Financial Officer of HealthSouth. “As a result, we were able to access improved terms in the senior credit market. The amended credit facility lowers our debt service requirements and further enhances our financial flexibility.”

The Company intends to file a Form 8-K relating to the amended credit agreement with the Securities and Exchange Commission today. When filed, that Form 8-K will also be available on the Company's Web site, www.healthsouth.com, in the investor section under SEC filings.

About HealthSouth
HealthSouth is the nation's largest owner and operator of inpatient rehabilitation hospitals in terms of revenues, number of hospitals, and patients treated and discharged. Operating in 27 states across the country and in Puerto Rico, HealthSouth serves patients through its network of inpatient rehabilitation hospitals, outpatient rehabilitation satellite clinics and home health agencies. HealthSouth's hospitals provide a higher level of rehabilitative care to patients who are recovering from conditions such as stroke and other neurological disorders, orthopedic, cardiac and pulmonary conditions, brain and spinal cord injuries, and amputations. HealthSouth can be found on the Web at www.healthsouth.com.

Forward-looking statements
Statements contained in this press release which are not historical facts are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, HealthSouth's plan to repurchase shares of its common stock, effective income tax rates, HealthSouth's business strategy, its financial plans, its future financial performance, or its projected business results or model, or its projected capital expenditures. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by HealthSouth include, but are not limited to, any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving the Company, including the Houston HHS-OIG investigation; significant changes in HealthSouth's management team; HealthSouth's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction; competitive pressures in the healthcare industry and HealthSouth's response thereto; HealthSouth's ability to obtain and retain favorable arrangements with third-party payors; HealthSouth's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on HealthSouth's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets; the increase in the costs of defending and insuring against alleged professional liability claims and our ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in HealthSouth's SEC filings and other public announcements, including HealthSouth's Form 10‑K for the year ended December 31, 2011 and Forms 10-Q for the quarters ended March 31, 2012 and June 30, 2012.

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